February 23, 2024

Dear River Financial Corporation Shareholder,

I’m pleased to announce that the Board of Directors has declared a dividend payment of 50 cents per share to shareholders of record as of February 16, 2024. This payment represents an 4% increase over the dividend payment payable in 2023. Depending on how your shareholder account is setup, you can expect either a direct deposit or a physical check to be mailed from our stock transfer agent, Computershare, Inc., on Thursday, February 29, 2024.

If you’d like to review in detail the bank’s most recent financial statements, please visit the SEC website: www.sec.gov/edgar/searchedgar/companysearch.html , and use “River Financial Corp” as the Company Name. If you need any help locating this information, please reach out to Karen Thompson Smith at (334) 290-2704 or InvestorRelations@river.bank .

We also look forward to you joining us at the annual shareholder meeting scheduled for Tuesday, May 14, 2024 at 5:30 pm CST located at The Legends Conference Center in Prattville, AL. Proxy materials will be sent closer to the meeting date.

Thank you for your investment in River Financial Corporation!

Sincerely,

Jimmy Stubbs
Chief Executive Officer

JMS/kts